SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): March 12, 1998

                     INTERDIGITAL COMMUNICATIONS CORPORATION
                     ---------------------------------------
               (Exact name of registrant as specified in charter)

         PENNSYLVANIA                   1-11152                 23-1882087
(State or Other Jurisdiction of       (Commission           (I.R.S. Employer
 Incorporation or Organization)       file number)           Identification
                                                                 Number)

           781 THIRD AVENUE, KING OF PRUSSIA, PENNSYLVANIA 19406-1409
                    (Address of principal executive offices)

                                 (610) 878-7800
              (Registrant's telephone number, including area code)

Item 5.  Other Events.

         InterDigital Communications Corporation ("InterDigital") and Alcatel Espana ("Alcatel"), a subsidiary of Alcatel Alsthom, entered into a strategic agreement on March 12, 1998 based on InterDigital's Broadband Code Division Multiple Access(TM) (B-CDMA(TM)) technology.


         Under the terms of the Agreement, Alcatel will be licensed under InterDigital's B-CDMA patents and know-how as well as certain InterDigital trademarks. Alcatel will purchase its requirements of InterDigital's B-CDMA ASICs (Application Specific Integrated Circuits) for embedding into certain wireless platforms developed and marketed by Alcatel. In addition, Alcatel will pay a technology transfer fee valued at approximately $25 million. Of this fee, $5.4 million is to be paid in March 1998. An additional $12.6 million is expected to be paid thereafter, primarily based on the achievement of certain product development and commercialization milestones, in the 1998-1999 time frame. Substantially all of the remaining fee is expected to be paid subsequent to 1999. As part of the transaction, Alcatel was also granted an option to purchase $22 million in InterDigital common stock on terms and conditions to be negotiated.

         The Agreement provides that InterDigital and Alcatel will work together to develop enhanced wireless packet data handling capabilities for B-CDMA technology and establishes a framework for joint development of third generation applications based on B-CDMA technology. The Agreement also states that Alcatel, with the support of InterDigital and InterDigital's other alliance partners, will take an active role in promoting the adoption by the leading worldwide standards bodies for wireless local loop standards and the incorporation of principal elements of B-CDMA technology into third and fourth generation mobile applications standards.

         This Report contains forward-looking statements reflecting the Company's current beliefs or expectations as to its the development, standardization and commercialization of its B-CDMA products or underlying technology, and the future actions of and relationship with Alcatel. Such statements are subject to risks and uncertainties. The following factors, as well as other risks detailed from time to time in the Company's SEC filings including its Form 10-Q for the quarter ended September 30, 1997 and Form 10-K for the year ended 1997, could cause the Company's actual results to differ materially from the results expressed in these forward-looking statements: difficulties or delays in the development or re-engineering or testing of InterDigital's B-CDMA technology or the failure of the B-CDMA based equipment to meet performance tests; the failure of Alcatel to purchase expected quantities of B-CDMA ASICs; and the failure of Alcatel to meet its contractual obligations to InterDigital. The Company undertakes no obligation to update these forward-looking statements to reflect events occurring after this date. Further, there can be no assurance that the implementation of the Agreement by the parties will result in the achievement of the objectives contemplated thereby. In addition, the exercise of Alcatel's common stock purchase option is subject to the receipt of certain InterDigital corporate approvals.

                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               INTERDIGITAL COMMUNICATIONS CORPORATION

Date: March 12, 1998                    By: /s/ William A. Doyle
                                            --------------------
                                                William A. Doyle
                                                President